Exhibit 99.1

Contacts:
Tom Ward	317-685-7330 Investors
Nicole Kennon	704-804-1960 Media

Simon® Announces New $2.0 Billion

Common Stock Repurchase Program

INDIANAPOLIS, February 8, 2024 — Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today announced that the Company’s Board of Directors authorized a new common stock repurchase program. Under the new program, the Company may purchase up to $2.0 billion of its common stock over the next 24 months, as market conditions warrant. The shares may be repurchased in the open market or in privately negotiated transactions, at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company’s sole discretion. The stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock, and the program may be suspended or discontinued at any time. This new $2.0 billion program replaces the previous program that had been scheduled to expire on May 16, 2024 of which approximately $1.7 billion was available.

About Simon

Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

Forward-Looking Statements

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward–looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the inability to renew leases and relet vacant space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; an increase in vacant space at our properties; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; natural disasters; the availability of comprehensive insurance coverage; the intensely competitive market environment in the retail industry, including e-commerce; security breaches that could compromise our information technology or infrastructure; reducing emissions of greenhouse gases; environmental liabilities; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; the loss of key management personnel; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; changes in market rates of interest; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; and general risks related to real estate investments, including the illiquidity of real estate investments.

The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC.  The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.